UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2021

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd., Suite 500

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, Representing Limited Partner Interests	LMRK	NASDAQ Global Market
8.0% Series A Cumulative Redeemable Preferred Units, $25.00 par value	LMRKP	NASDAQ Global Market
7.9% Series B Cumulative Redeemable Preferred Units, $25.00 par value	LMRKO	NASDAQ Global Market
Series C Floating-to-Fixed Rate Cumulative Redeemable Perpetual Convertible Preferred Units, $25.00 par value	LMRKN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01	Changes in Control of Registrant.

Landmark Dividend LLC Transaction

On May 17, 2021, Digital Colony Management, LLC, a leading global digital infrastructure investment firm (“Digital Colony”), announced that certain of its affiliates have entered into a Purchase and Sale Agreement with Landmark Dividend Holdings II LLC (“Holdings”), providing for the acquisition (the “Sponsor Acquisition”), of Landmark Dividend LLC, a real estate acquisition and development company (“Dividend”) and the sponsor of Landmark Infrastructure Partners LP (the “Partnership”). Dividend owns, among other things, (i) approximately 13.2% of the Partnership’s outstanding common units representing limited partner interests and (ii) 100% of the Partnership’s general partner (the “General Partner”), which owns a non-economic general partner interest in the Partnership and 100% of the Partnership’s incentive distribution rights. Upon closing of the Acquisition, which is expected to occur in the second quarter of 2021, Digital Colony will own and control the General Partner, and Holdings will no longer have any direct or indirect ownership interest in the Partnership or the General Partner.

Item 8.01	Other Events.

On May 17, 2021, Digital Colony informed the board of directors of the General Partner (the “Board”) that, subject to completion of the Sponsor Acquisition, it intends to submit a proposal to the Board to acquire substantially all of the assets of the Partnership (the “Proposed Acquisition”). The Proposed Acquisition, if consummated, would result in the payment of $13.00 per common unit in cash to the Partnership’s unaffiliated unitholders. The Partnership cannot predict whether a proposal will be submitted to the Board by Digital Colony, the exact terms of any such proposal, or whether any such proposal will be agreed to by the parties or successfully consummated.

Forward Looking Statements

This current report on Form 8-K contains certain statements that are “forward-looking” statements. You can identify forward-looking statements by the use of words such as “may,” “should,” “would,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These forward-looking statements include statements concerning the Acquisition, the Proposed Acquisition, including the terms of the Proposed Acquisition and the approval of the Proposed Acquisition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Important Notice to Investors

This Current Report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K contains information relating to a proposal that Digital Colony has advised the Partnership it intends to make for a business combination transaction with the Partnership. If such proposal is made and pursued and subject to future developments, the Partnership may file a proxy statement and other documents with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to unitholders of the Partnership. Investors and security holders will be able to obtain free copies of these documents (if and when they become available) and other documents filed with the SEC by the Partnership through the web site maintained by the SEC at http://www.sec.gov. Free copies of any definitive proxy statement (if and when available) and other documents filed with the SEC can also be obtained by directing a request to Marcelo Choi (Vice President, Investor Relations) by phone at (213) 788-4528 or by email at ir@landmarkmlp.com.

The Partnership and the directors and executive officers of the General Partner and certain other persons may be deemed to be participants in the solicitation of proxies with respect to a Proposed Acquisition or any other proposed business combination between the Partnership and Digital Colony. Information regarding the directors and executive officers of the General Partner is available in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021. Other information regarding the participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (if and when they become available).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: May 17, 2021	By:

/s/ George P. Doyle
Name: George P. Doyle
Title: Chief Financial Officer and Treasurer

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